                                                                 Exhibit 10.11

                     FRANKLIN CREDIT MANAGEMENT CORPORATION
                        RESTRICTED STOCK GRANT AGREEMENT

          THIS AGREEMENT, made as of the 4th day of November 2004, between Franklin Credit Management Corporation (the "Company") and Jeffrey R. Johnson (the "Participant").l

          WHEREAS, the Company has engaged the Participant to serve as its Chief Executive Officer and President pursuant to an Employment Agreement, dated as of October 1, 2004 (the "Employment Agreement");

          WHEREAS, in consideration of the Participant agreeing to be so engaged pursuant to the Employment Agreement, the Company has agreed to grant the Participant an award of certain shares of the Company's stock as set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

          1. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein, the Company hereby grants to the Participant 100,000 restricted shares (the "Restricted Stock") of common stock of the Company, par value $0.01 per share ("Common Stock").

          2. Grant Date. The Grant Date of the Restricted Stock is as of November 30, 2004.

          3. Vesting. Subject to the further provision of this Agreement, the Restricted Stock shall vest with respect the number of shares Restricted Stock specified below on the following dates (each, a "Vesting Date"):

          VESTING DATE                       SHARES VESTING
        January 1, 2005                          10,000
        April 1, 2005                            5,000
        July 1, 2005                             5,000
        October 1, 2005                          5,000
        January 1, 2006                          5,000
        April 1, 2006                            5,000
        July 1, 2006                             5,000
        October 1, 2006                          5,000
        January 1, 2007                          5,000
        April 1, 2007                            6,250
        July 1, 2007                             6,250
        October 1, 2007                          6,250
        January 1, 2008                          6,250
        April 1, 2008                            6,250
        July 1, 2008                             6,250

          VESTING DATE                       SHARES VESTING
        October 1, 2008                          6,250
        January 1, 2009                          6,250


          4. Accelerated Vesting. Upon the occurrence of (i) a "Change in Control" (as defined in the Employment Agreement), (ii) a final determination by a court of competent jurisdiction that a termination by the Company of the Employment Agreement by the Company pursuant to Section 11.b. thereof (for cause) was without cause, (iii) a termination of the Employment Agreement by the Participant pursuant to Section 11.c. thereof (good reason), (iv) a termination by the Company of the Employment Agreement pursuant to Section 11.d or 11.e thereof (incapacity or death), all then unvested shares of Restricted Stock shall immediately vest.

          5. Restrictions on Transferability. Until a share of Restricted Stock vests, such share may not be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (except by will or the laws of descent and distribution), or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, and any attempt to do so shall be null and void. If the Participant attempts to dispose of or encumber the Participant's unvested shares of Restricted Stock, such shares of Restricted Stock, together with any property in respect of such shares held by the custodian pursuant to Section 8 hereof, shall be forfeited as of the date of such attempted transfer and the Participant promptly shall return to the Company any certificates evidencing such shares.

          6. Termination of Employment. Except as otherwise provided in Section 4, in the event that the Participant's employment with the Company terminates for any reason, all unvested shares of Restricted Stock, together with any property in respect of such shares held by the custodian pursuant to Section 8 hereof, shall be forfeited as of the date of such termination of employment and the Participant promptly shall return to the Company any certificates evidencing such shares and provide any document(s) or agreement(s) reasonably required by the Company to evidence and effect the surrender of such shares.

          7. Issuance of Certificates.

          (a) Reasonably promptly after the Grant Date, the Company shall issue and deliver to the Participant stock certificates, registered in the name of the Participant, evidencing the shares of Restricted Stock. Each such certificate may bear the following legend:

     "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION ENCUMBRANCE OR OTHER DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A RESTRICTED STOCK GRANT AGREEMENT BETWEEN FRANKLIN CREDIT MANAGEMENT CORPORATION AND THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH RESTRICTED STOCK GRANT AGREEMENT SHALL BE VALID OR EFFECTIVE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE


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     BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF FRANKLIN
     CREDIT MANAGEMENT CORPORATION."

Such legend shall not be removed from such certificates until such shares of Restricted Stock vest.

          (b) Reasonably promptly after any such shares of Restricted Stock vest pursuant to Sections 3 and 4 hereof, in exchange for the surrender to the Company of the certificates evidencing such shares of Restricted Stock delivered to the Participant under Section 7(a) hereof, the Company shall issue and deliver to the Participant (or the Participant's legal representative, beneficiary or heir) certificates evidencing such shares of Restricted Stock, free of the legend provided in Section 7(a) hereof, together with any property in respect of such shares held by the custodian pursuant to Section 8 hereof.

          (c) The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Restricted Stock, except to the extent a stock certificate is issued therefor pursuant to
Section 7(a) hereof, and then only from the date such certificate is issued. Upon the issuance of a stock certificate, the Participant shall have the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares, subject to the restrictions on transferability, the forfeiture provisions and the requirement that dividends be held in escrow until the shares vest, as set forth in this Agreement.

          8. Dividends, etc. Any property, including cash dividends, received by a Participant with respect to a share of Restricted Stock as a result of any dividend, recapitalization, merger, consolidation, combination, exchange of shares or otherwise and for which the Grant Date occurs prior to such event but which has not vested as of the date of such event, will not vest until such share of Restricted Stock vests, and shall be promptly deposited with the Company or a custodian designated by the Company. The Company shall or shall cause such custodian to issue to the Participant a receipt evidencing the property held by it in respect of the Restricted Stock.

          9. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

          10. Right of Discharge Preserved. Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of the Company or one of the Company's subsidiaries, or affect any right which the Company may have to terminate such employment or service.


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
          11. Integration. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

          12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement as of the day and year first written above.

                                        FRANKLIN CREDIT MANAGEMENT CORPORATION



                                        By:        __________________________

                                        Name:      __________________________

                                        Title:     __________________________



                                        -------------------------------------
                                        JEFFREY R. JOHNSON


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